Exhibit 10.2

FORM OF

ASCENT CAPITAL GROUP, INC.

2008 INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of              (the “Effective Date”), by and between ASCENT CAPITAL GROUP, INC., a Delaware corporation (the “Company”), and the individual whose name, address and social security number appear on the signature page hereto (the “Grantee”).

The Company has adopted the Ascent Capital Group, Inc. 2008 Incentive Plan (the “Plan”), a copy of which is attached to this Agreement as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees of the Company and its Subsidiaries.  Capitalized terms used and not otherwise defined herein will have the meaning given thereto in the Plan.

Pursuant to the Plan, the Compensation Committee (the “Committee”) has determined that it would be in the interest of the Company and its stockholders to award Options to Grantee, subject to the conditions and restrictions set forth herein and in the Plan, in order to provide the Grantee additional remuneration for services rendered, to encourage the Grantee to remain in the employ of the Company or its Subsidiaries and to increase the Grantee’s personal interest in the continued success and progress of the Company.

The Company and the Grantee therefore agree as follows:

1.             Definitions.  The following terms, when used in this Agreement, have the following meanings:

“Annual Salary” means the annual base salary of Grantee as an employee of the Company.

“ASCMA Options” has the meaning specified in Section 2 of this Agreement.

“ASCMA Stock” has the meaning specified in Section 2 of this Agreement.

“Base Price” means the greater of $         per share and the Fair Market Value of a share of ASCMA Stock on the Effective Date.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.

“Cause” means (i) any act or omission that constitutes a breach by Grantee of any of his material obligations under the Employment Agreements; (ii) the continued failure or refusal of Grantee to substantially perform the material duties required of him as an officer and/or employee of the Company; (iii) any material violation by Grantee of any policy, rule or regulation of the Company or any law or regulation applicable to the business of the Company;

(iv) any act or omission by Grantee constituting fraud, dishonesty or misrepresentation; (v) Grantee’s gross negligence in the performance of his duties; (vi) Grantee’s conviction of, or plea of guilty or nolo contendere to, any crime (whether or not involving the Company) that constitutes a felony or crime of moral turpitude or is punishable by imprisonment of 30 days or more; or (g) any other misconduct by Grantee that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company, provided, however, that with respect to any termination of Grantee’s employment with the Company within 12 months after a Change in Control of the Company, “Cause” will mean only a felony conviction for fraud, misappropriation of the Company’s funds or embezzlement.

“Change in Control” means any of the following that otherwise meets the definition of a “change in ownership,” a “change in effective control” or a “change in ownership of a substantial portion of the assets” of the Company within the meaning of Code Section 409A:

(i) the acquisition by any person or group (excluding John C. Malone and/or any family member(s) of John C. Malone and/or any company, partnership, trust or other entity or investment vehicle controlled by any of the foregoing persons or the holdings of which are for the primary benefit or any of such persons (collectively, the “Permitted Holders”)) of ownership of stock of the Company that, together with stock already held by such person or group, constitutes more than 50% of the total fair market value or more than 50% of the total voting power of the stock of the Company;

(ii) the acquisition by any person or group (other than the Permitted Holders), in a single transaction or in multiple transactions all occurring during the 12-month period ending on the date of the most recent acquisition by such person or group, of assets from the Company that have a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; or

(iii) the acquisition by any person or group (other than the Permitted Holders), in a single transaction or in multiple transactions all occurring during the 12-month period ending on the date of the most recent acquisition by such person or group, of ownership of stock of the Company possessing 30% or more of the total voting power of the stock of Company or the replacement of a majority of the Company’s Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of appointment or election.

“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.

“Committee” has the meaning specified in the recitals to this Agreement.

“Company” has the meaning specified in the preamble to this Agreement.

“Company Subsidiary” means a subsidiary of the Company.

“Effective Date” has the meaning specified in the preamble to this Agreement.

“Employment Agreements” means this Agreement, any employment agreement between Grantee and the Company and/or any other agreement between Grantee and the Company relating to Grantee’s employment and/or compensation as from time to time may be in effect.

“Good Reason” means the occurrence of any of the following without the consent of Grantee: (i) a material diminution in Grantee’s Annual Salary below the level then in effect, other than as a result of a reduction in the portion of the time devoted by Grantee to Company activities; (ii) a material diminution in Grantee’s authority, duties or responsibilities with the Company; (iii) a material change in the office or location at which Grantee is required to perform services for the Company or any Company Subsidiary; and (iv) a material breach by the Company of the terms of any Employment Agreement.  Notwithstanding the foregoing, a termination for Good Reason will not be considered to have occurred unless: (x) within 90 days following the initial existence of the circumstances constituting Good Reason, Grantee provides written notice to the Company of such circumstances; (y) the Company fails, within 30 days following such notice, to correct such circumstances to the reasonable satisfaction of Grantee; and (z) Grantee terminates his employment within 30 days following the end of such 30-day correction period.  A termination of Grantee’s employment for Good Reason will be considered an involuntary termination.

“Grantee” has the meaning specified in the preamble to this Agreement.

“Option Shares” has the meaning specified in Section 4(a) of this Agreement.

“Plan” has the meaning specified in the recitals of this Agreement.

“Required Withholding Amount” has the meaning specified in Section 5 of this Agreement.

“Term” has the meaning specified in Section 2 of this Agreement.

2.             Grant of Options.  Subject to the terms and conditions herein, pursuant to the Plan, the Company grants to the Grantee options to purchase from the Company, exercisable during the period commencing on the Effective Date and expiring at Close of Business on            (the “Term”), subject to earlier termination as provided in Section 7 below, at the Base Price, the number of shares of Ascent Capital Group, Inc. Series A Common Stock, par value $0.01 per share (“ASCMA Stock”), set forth on the signature page hereto.  The Options granted hereunder are “Nonqualified Stock Options” and are hereinafter referred to as the “ASCMA Options.”  The Base Price and ASCMA Options are subject to adjustment pursuant to Section 10 below.  No fractional shares of ASCMA Stock will be issuable upon exercise of an ASCMA Option, and the Grantee will receive, in lieu of any fractional share of ASCMA Stock that the Grantee otherwise would receive upon such exercise, cash equal to the fraction representing such fractional share multiplied by the Fair Market Value of one share of ASCMA Stock as of the date on which such exercise is considered to occur pursuant to Section 4 below.

3.             Conditions of Exercise.  Unless otherwise determined by the Committee in its sole discretion, the ASCMA Options will be exercisable only in accordance with the conditions stated in this Section 3.

(a)           Subject to Section 11.1 of the Plan and the last sentence of this Section 3(a), and except as provided in Section 23, the ASCMA Options may be exercised only to the extent they have become exercisable in accordance with the provisions of this Section 3(a).  That number of ASCMA Options that is equal to (x)     % of the total number of ASCMA Options awarded under this Agreement (rounded down to the nearest whole number of ASCMA Options) shall become exercisable on each of                     , (y) that number of ASCMA Options that is equal to     % of the total number of ASCMA Options awarded under this Agreement (rounded down to the nearest whole number of ASCMA Options) shall become exercisable on each of                     , and (z) that number of ASCMA Options that is equal to     % of the total number of ASCMA Options awarded under this Agreement shall become exercisable on each of                      (with any ASCMA Options awarded under this Agreement that do not otherwise become exercisable as a result of rounding also becoming exercisable on                     ).  Notwithstanding the foregoing, (i) in the event that any date on which ASCMA Options would otherwise become exercisable is not a Business Day, such ASCMA Options will become exercisable on the Business Day next following such date, (ii) all ASCMA Options will become exercisable on the date of the Grantee’s termination of employment if (A) the Grantee’s employment with the Company and the Company Subsidiaries terminates by reason of Disability or (B) the Grantee dies while employed by the Company or a Company Subsidiary, and (iii) subject to Section 23 hereof, if the Grantee’s employment with the Company and its Subsidiaries is terminated by the Company or a Company Subsidiary without Cause, or by Grantee for Good Reason, any ASCMA Options that otherwise would become exercisable during the remainder of the calendar quarter in which the Grantee’s employment with the Company and its Subsidiaries is terminated will become exercisable on the date of the Grantee’s termination of employment.

(b)           To the extent the ASCMA Options become exercisable, such ASCMA Options may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Term or earlier termination thereof.

(c)           The Grantee acknowledges and agrees that the Committee, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt rules and regulations from time to time after the date hereof with respect to the exercise of the ASCMA Options and that the exercise by the Grantee of ASCMA Options will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Committee may determine are applicable thereto.

4.             Manner of Exercise.  ASCMA Options will be considered exercised (as to the number of ASCMA Options specified in the notice referred to in Section 4(a) below) on the latest of (i) the date of exercise designated in the written notice referred to in Section 4(a) below, (ii) if the date so designated is not a Business Day, the first Business Day following such date or (iii) the earliest Business Day by which the Company has received all of the following:

(a)                                  Written notice, in such form as the Committee may require, containing such representations and warranties as the Committee may require and designating, among other things, the date of exercise and the number of shares of ASCMA Stock (“Option Shares”) to be purchased;

(b)                                 Payment of the Base Price for each Option Share to be purchased in any (or a combination) of the following forms:  (A) cash, (B) check or (C) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price (and, if applicable the Required Withholding Amount, as described in Section 5 below); and

(c)                                  Any other documentation that the Committee may reasonably require.

5.             Mandatory Withholding for Taxes.  The Grantee acknowledges and agrees that the Company will deduct from the Option Shares otherwise deliverable upon exercise of any ASCMA Options that number of shares of ASCMA Stock (valued at their Fair Market Value on the date of exercise) that is equal to the amount of all federal, state and local taxes required to be withheld by the Company upon such exercise, as determined by the Committee (the “Required Withholding Amount”).  If the Grantee elects to make payment of the Base Price by delivery of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, such instructions may also include instructions to deliver the Required Withholding Amount to the Company.  In such case, the Company will notify the broker promptly of the Committee’s determination of the Required Withholding Amount.

6.             Payment or Delivery by the Company.  As soon as practicable after receipt of all items referred to in Section 4, and subject to the withholding referred to in Section 5, the Company will deliver or cause to be delivered to the Grantee certificates issued in the Grantee’s name for the number of Option Shares purchased by exercise of ASCMA Options, and (ii) any cash payment to which the Grantee is entitled in lieu of a fractional Option Share, as provided in Section 2 above.  Any delivery of Option Shares will be deemed effected for all purposes when certificates representing such shares have been delivered personally to the Grantee or, if delivery is by mail, when the stock transfer agent of the Company has deposited the certificates in the United States mail, addressed to the Grantee, and any cash payment will be deemed effected when a check from the Company, payable to the Grantee and in the amount equal to the amount of the cash payment, has been delivered personally to the Grantee or deposited in the United States mail, addressed to the Grantee.

7.             Early Termination of ASCMA Options.  Subject to the provisions of Section 23, the ASCMA Options will terminate, prior to the expiration of the Term, at the time specified below:

(a)                                  Subject to Section 7(b), if the Grantee’s employment with the Company and its Subsidiaries is terminated other than (i) by the Company or a Company Subsidiary for Cause or (ii) by reason of death or Disability, then the ASCMA Options will terminate at the Close of Business on the first Business Day following the expiration of the 90-day period which began on the date of termination of the Grantee’s employment.

(b)                                 If the Grantee dies while employed by the Company or a Company Subsidiary, or prior to the expiration of a period of time following termination of the Grantee’s employment during which the ASCMA Options remain exercisable as provided in Section 7(a) or Section 7(c), as applicable, the ASCMA Options will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of the Grantee’s death, the ASCMA Options will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of the Grantee’s death.

(c)                                  Subject to Section 7(b), if the Grantee’s employment with the Company and its Subsidiaries terminates by reason of Disability, then the ASCMA Options will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of termination of the Grantee’s employment.

(d)                                 If the Grantee’s employment with the Company and the Company Subsidiaries is terminated by the Company for Cause, then the ASCMA Options will terminate immediately upon such termination of the Grantee’s employment.

In any event in which ASCMA Options remain exercisable for a period of time following the date of termination of the Grantee’s employment as provided above, the ASCMA Options may be exercised during such period of time only to the extent the same were exercisable as provided in Section 3 above on such date of termination of the Grantee’s employment.  Notwithstanding any period of time referenced in this Section 7 or any other provision of this Section 7 that may be construed to the contrary, the ASCMA Options will in any event terminate upon the expiration of the Term.

8.             Nontransferability.  During the Grantee’s lifetime, the ASCMA Options are not transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order and, except as otherwise required pursuant to a Domestic Relations Order, are exercisable only by the Grantee or the Grantee’s court appointed legal representative.  The Grantee may designate a beneficiary or beneficiaries to whom the ASCMA Options will pass upon the Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on the form annexed hereto as Exhibit B or such other form as may be prescribed by the Committee, provided that no such designation will be effective unless so filed prior to the death of the Grantee.  If no such designation is made or if the designated beneficiary does not survive the Grantee’s death, the ASCMA Options will pass by will or the laws of descent and distribution.  Following the Grantee’s death, the ASCMA Options, if otherwise exercisable, may be exercised by the person to whom such ASCMA Option passes according to the foregoing and such person will be deemed the Grantee for purposes of any applicable provisions of this Agreement.

9.             No Stockholder Rights.  Prior to the exercise of ASCMA Options in accordance with the terms and conditions set forth in this Agreement, the Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of ASCMA Stock, nor will the existence of this Agreement affect in any way the right or power of the Company or any stockholder of the Company to accomplish any corporate act, including, without limitation, the acts referred to in Section 11.16 of the Plan.

10.          Adjustments.  If the outstanding shares of ASCMA Stock are subdivided into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or are combined into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any shares of ASCMA Stock, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, which shall be governed by Section 11.1(b) of the Plan) affects shares of ASCMA Stock such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Agreement, then the ASCMA Options will be subject to adjustment (including, without limitation, as to the number of ASCMA Options and the Base Price per share of such ASCMA Options) in the sole discretion of the Committee and in such manner as the Committee may deem equitable and appropriate in connection with the occurrence of any of the events described in this Section 10.

11.          Restrictions Imposed by Law.  Without limiting the generality of Section 11.8 of the Plan, the Grantee will not exercise the ASCMA Options, and the Company will not be obligated to make any cash payment or issue or cause to be issued any Option Shares, if counsel to the Company determines that such exercise, payment or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of ASCMA Stock are listed or quoted.  The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the ASCMA Options or the resulting payment of cash or issuance of Option Shares to comply with any such law, rule, regulation or agreement.

12.          Notice.  Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid and addressed as follows:

Ascent Capital Group, Inc.

[Address 1]

[Address 2]

Attn:  General Counsel

Any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Effective Date, unless the Company has received written notification from the Grantee of a change of address.

13.          Amendment.  Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated in Section 11.7(b) of the Plan.  Without limiting the generality of the foregoing, without the consent of the Grantee,

(a)                                  this Agreement may be amended or supplemented from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b)                                 subject to any required action by the Board or the stockholders of the Company, the ASCMA Options granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any ASCMA Options to the extent then exercisable.

14.          Grantee Employment.  Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ of the Company or any Company Subsidiaries or interfere in any way with the right of the Company or any employing Company Subsidiary to terminate the Grantee’s employment at any time, with or without cause, subject to the provisions of any Employment Agreement.

15.          Nonalienation of Benefits.  Except as provided in Section 8 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.

16.          Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware.  Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Delaware in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.

17.          Construction.  References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto.  The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense.  All decisions of the Committee upon questions regarding this Agreement will be conclusive.  Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control.  The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

18.          Duplicate Originals.  The Company and the Grantee may sign any number of copies of this Agreement.  Each signed copy will be an original, but all of them together represent the same agreement.

19.          Rules by Committee.  The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee may adopt from time to time.

20.          Entire Agreement.  This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof.  The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award.  This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

21.          Grantee Acceptance.  The Grantee will signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.

22.          Code Section 409A Compliance.  If any provision of this Agreement would result in the imposition of an excise tax under Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the excise tax and no action taken to comply with Section 409A (or to provide that the ASCMA Options are exempt from Section 409A) shall be deemed to impair a benefit under this Agreement.

23.          Change in Control.  Upon any termination of Grantee’s employment by the Company or any Company Subsidiary without Cause or by Grantee for Good Reason, which termination occurs within 12 months following a Change in Control, (i) notwithstanding Section 3(a), all ASCMA Options held by Grantee on the date of termination, to the extent not theretofore vested, will vest fully on the date of such termination, and (ii) notwithstanding Section 7, the exercise period of any and all ASCMA Options held by Grantee on the termination date will be extended to the last day of what would be the maximum Term applicable to such ASCMA Options in the absence of termination.

[Signature page to follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the Effective Date.

ASCENT CAPITAL GROUP, INC.

By:
Name:
Title:

ACCEPTED:

Grantee Name:	[ ]
Address:

SSN:

Number of shares of ASCMA Stock as to which Options are granted:	[ ]

Exhibit A
to
Non-Qualified Stock Option Agreement
dated as of                      between Ascent Capital Group, Inc. and Grantee

Ascent Capital Group, Inc. 2008 Incentive Plan

Exhibit B
to
Non-Qualified Stock Option Agreement
dated as of                      between Ascent Capital Group, Inc. and Grantee

Designation of Beneficiary

I, [ ]	(the “Grantee”), hereby declare that upon my death
(the “Beneficiary”) of
Name

,
Street Address	City	State	Zip Code

who is my		, will be entitled to the
Relationship to the Grantee

ASCMA Options and all other rights accorded the Grantee by the above-referenced grant agreement (the “Agreement”).

It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary’s survival of the Grantee’s death.  If any such condition is not satisfied, such rights will devolve according to the Grantee’s will or the laws of descent and distribution.

It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by the Grantee, and filed with the Committee prior to the Grantee’s death.

Date	Grantee